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                                                                  EXHIBIT 23.2


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-71651 and No. 333-71653) pertaining to the 1998 Stock Incentive Plan and 1998 Employee Stock Purchase Plan and the registration of 1,235,224 shares of common stock for options granted pursuant to written compensation agreements of Xoom.com, Inc. of our report dated January 25, 1999, with respect to the consolidated financial statements of Xoom.com, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


Palo Alto, California
March 25, 1999